U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Anzu Special Acquisition Corp I

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1369123
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL	33626
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-252861

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase Class A common stock, of Anzu Special Acquisition Corp I (the “Registrant”). The description of the units, Class A common stock and redeemable warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-252861), originally filed with the Securities and Exchange Commission on February 8, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the instructions as to exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 1, 2021	ANZU SPECIAL ACQUISITION CORP I

	By:	/s/ Dr. Whitney Haring-Smith
	Name:	Dr. Whitney Haring-Smith
	Title:	Chief Executive Officer